Sub-Item 77E: Legal Proceedings
LEGAL PROCEEDINGS
Since October 2003, Federated
and related entities (collectively,
"Federated"), and various Federated
funds (Funds), have been named as
defendants in several class action
lawsuits now pending in the United
States District Court for the District
of Maryland. The lawsuits were
purportedly filed on behalf of people
who purchased, owned and/or
redeemed shares of Federated-
sponsored mutual funds during
 specified
periods beginning November 1, 1998.
The suits are generally similar
 in alleging that Federated engaged
in illegal and improper trading
practices including market timing
and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.
These
lawsuits began to be filed shortly
after Federated's first public
announcement that it had received requests for information on shareholder trading activities in the Funds from the SEC, the Office of the New York
State Attorney General (NYAG),
and other authorities. In that
regard, on November 28, 2005,
Federated
announced that it had reached
final settlements with the SEC
and the NYAG with respect to
those
matters. Specifically, the SEC
and NYAG settled proceedings
against three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC made findings: that
Federated Investment Management
Company (FIMC), an SEC-registered
investment adviser to various
Funds, and Federated Securities Corp.,
an SEC-registered broker-dealer and
distributor for the Funds,
violated provisions of the Investment
Advisers Act and Investment Company
Act by approving, but not
disclosing, three market timing
arrangements, or the associated
 conflict of interest between
FIMC and the
funds involved in the arrangements,
either to other fund shareholders
or to the funds' board; and that
Federated Shareholder Services
Company, formerly an SEC-registered
transfer agent, failed to prevent a
customer and a Federated employee
from late trading in violation of
provisions of the Investment
Company Act. The NYAG found that
such conduct violated provisions
of New York State law. Federated
entered into the settlements
without admitting or denying
the regulators' findings. As
Federated
previously reported in 2004,
it has already paid approximately
 $8.0 million to certain funds as
determined
by an independent consultant.
As part of these settlements,
Federated agreed to pay
disgorgement and a
civil money penalty in
the aggregate amount of
an additional $72 million
and, among other things,
agreed
that it would not serve as
investment adviser to any
registered investment company

unless (i) at least 75%
of the fund's directors are
independent of Federated, (ii)
the chairman of each such fund
 is independent of
Federated, (iii) no action
may be taken by the fund's
board or any committee thereof
unless approved by a
majority of the independent
trustees of the fund or
committee, respectively, and
(iv) the fund appoints a
"senior officer" who reports
to the independent trustees
and is responsible for monitoring
compliance by
the fund with applicable laws
and fiduciary duties and for
managing the process by which management fees charged to a fund are approved. The settlements are described in Federated's announcement which,
along with previous press
releases and related
communications on those matters,
is available in the
"About Us" section of Federated's
 website at FederatedInvestors.com.
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending
in the United States District

Court for the Western District of
Pennsylvania, alleging, among other
 things,
excessive advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro
LLP to represent the Funds in
each of
the lawsuits described in the
preceding two paragraphs.
Federated and the Funds, and
their respective
counsel, have been defending
this litigation, and none of
the Funds remains a defendant
in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal defendants).
Additional
lawsuits based upon similar
allegations may be filed in
the future. The potential impact
of these lawsuits,
all of which seek unquantified
damages, attorneys' fees, and
expenses, and future potential
similar suits is
uncertain. Although we do not
believe that these lawsuits
will have a material adverse
effect on the
Funds, there can be no assurance
that these suits, ongoing adverse
publicity and/or other developments
resulting from the regulatory
investigations will not result
 in increased Fund redemptions,
reduced sales
of Fund shares, or other adverse
consequences for the Funds.